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                                             EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Veeco Instruments Inc. Amended and Restated 1992 Employees' Stock Option Plan and the Amended and Restated Veeco Instruments Inc. 1994 Stock Option Plan for Outside Directors of our report dated
February 7, 1997, with respect to the consolidated financial statements and schedule of Veeco Instruments Inc. included in its annual report (Form 10-K/A) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP

Melville, New York
September 2, 1997